Exhibit 99.1

FOR IMMEDIATE RELEASE

MAY 2, 2023

Investor Relations: Brian Brungardt, Director of Investor Relations, 214-721-9353, brian.brungardt@enlink.com

Media Relations: Megan Wright, Director of Corporate Communications, 214-721-9694, megan.wright@enlink.com

EnLink Midstream Reports First Quarter 2023 Results

DALLAS, May 2, 2023 — EnLink Midstream, LLC (NYSE: ENLC) (EnLink) reported financial results for the first quarter of 2023.

Highlights

•	Reported net income of $94.2 million and net cash provided by operating activities of $272.1 million for the first quarter of 2023.
•	Generated adjusted EBITDA, net to EnLink, of $323.7 million for the first quarter of 2023. The lingering impact from severe winter weather throughout Texas and Oklahoma, along with unscheduled downtime after an earthquake in the Permian, late in the fourth quarter of 2022 adversely impacted first quarter of 2023 adjusted EBITDA by approximately $6 million.
•	Grew first quarter of 2023 adjusted EBITDA 6% compared to the first quarter of 2022.
•	Repurchased approximately $50 million of common units in the first quarter of 2023. EnLink is on pace to complete the 2023 unit repurchase authorization of $200 million.[1]
•	Subsequent to the quarter, EnLink completed a $300 million tack-on offering to the 2030 notes. Taken together with the $400 million interest rate swap executed in January, these financing activities reduce EnLink’s exposure to interest rate fluctuations and increase available liquidity.

“EnLink’s momentum from 2022 is carrying through into 2023, resulting in a solid first quarter marked by strong activity across each of our segments,” EnLink Chief Executive Officer Jesse Arenivas said. “We continue to see solid activity across each of our systems, and we remain well positioned to achieve the midpoint of our adjusted EBITDA guidance, driven by our largest segment, the Permian.

“The growth in our gathering and processing platforms helps drive our Louisiana business, including our Carbon Solutions segment. EnLink has a clear line of sight to succeed through the energy transition by capitalizing on our existing Louisiana pipeline network and expertise to become the CO2 transporter of choice in the state. We expect to announce more carbon transportation commercial success in 2023 and beyond, as we see the state’s business development spurred by its support for innovative climate reduction strategies like carbon capture and sequestration.”

Adjusted EBITDA and FCFAD used in this press release are non-GAAP measures and are explained in greater detail under “Non-GAAP Financial Information” below.

1Includes $23.2 million of common units repurchased from GIP pursuant to our Unit Repurchase Agreement, which settled on May 1 , 2023.

First Quarter 2023 Financial Results and Highlights

$MM, unless noted	First Quarter 2023		Fourth Quarter 2022		First Quarter 2022
Net Income (1)	94		194		66
Adjusted EBITDA, net to EnLink	324		337		304
Net Cash Provided by Operating Activities	272		223		308
Capex, net to EnLink, Plant Relocation Costs, & Investment Contributions	157		137		66
Free Cash Flow After Distributions	6		55		105
Debt to Adjusted EBITDA, net to EnLink (2)	3.4	x	3.4	x	3.8	x
Common Units Outstanding (3)	465,989,285		470,636,443		483,011,794

(1) Net income is before non-controlling interest.

(2) Calculated according to credit facility leverage covenant.

(3) Outstanding common units as of April 27, 2023, February 8, 2023, and April 28, 2022, respectively.

First Quarter 2023 Segment Updates

Permian Basin:

•	Segment profit for the first quarter of 2023 was $96.0 million. Segment profit included $0.4 million of operating expenses related to plant relocation and $6.3 million of unrealized derivative gains. Excluding plant relocation operating expenses and unrealized derivative activity, segment profit in the first quarter of 2023 decreased approximately 10% sequentially but grew 3% over the first quarter of 2022. First quarter of 2023 results were adversely impacted by approximately $4 million due to lingering impact of severe weather and an earthquake in the fourth quarter of 2022.
•	Average natural gas gathering volumes for the first quarter of 2023 were approximately 6% higher compared to the fourth quarter of 2022 and approximately 25% higher compared to the first quarter of 2022.
•	Average natural gas processing volumes for the first quarter of 2023 were approximately 6% higher compared to the prior quarter and 24% higher compared to the first quarter of 2022. EnLink continues to benefit from strong producer drilling and completions activity.
•	Average crude gathering volumes for the first quarter of 2023 were approximately 1% higher compared to the fourth quarter of 2022 but were approximately 5% lower compared to the first quarter of 2022.

Louisiana:

•	Segment profit for the first quarter of 2023 was $96.4 million, including unrealized derivative losses of $9.0 million. Excluding unrealized derivative activity, segment profit in the first quarter of 2023 grew approximately 5% sequentially and 10% over the first quarter of 2022.
•	Average natural gas transportation volumes for the first quarter of 2023 were approximately 14% lower compared to the fourth quarter of 2022 but were approximately 8% higher compared to the first quarter of 2022.
•	Natural gas liquids (NGL) fractionation volumes for the first quarter of 2023 were approximately 4% lower compared to both the fourth quarter of 2022 and the first quarter of 2022.

Oklahoma:

•	Segment profit for the first quarter of 2023 was $94.7 million, including unrealized derivative losses of $1.4 million. Excluding plant relocation expenses and unrealized derivative activity, segment profit in the first quarter of 2023 decreased approximately 7% sequentially but grew 1% over the first quarter of 2022. First quarter of 2023 results were adversely impacted by approximately $2 million due to lingering impact of severe weather in the fourth quarter of 2022.
•	Average natural gas gathering volumes for the first quarter of 2023 were approximately 10% higher compared to the fourth quarter of 2022 and approximately 18% higher compared to first quarter of 2022.
•	Average natural gas processing volumes for the first quarter of 2023 were approximately 7% higher compared to the fourth quarter of 2022 and approximately 13% higher compared to first quarter of 2022.
•	Average crude gathering volumes during the first quarter of 2023 were approximately 4% lower compared to the fourth quarter of 2022 but were approximately 14% higher compared to the first quarter of 2022.
•	Based on producer plans, EnLink still anticipates double-digit gathered volume growth in Oklahoma in 2023.

North Texas:

•	Segment profit for the first quarter of 2023 was $76.1 million, including unrealized derivative gains of $2.7 million. Excluding unrealized derivative activity, segment profit in the first quarter of 2023 decreased approximately 3% sequentially but grew 23% over the first quarter of 2022.
•	Average natural gas gathering and transportation volumes for the first quarter of 2023 were approximately 5% lower compared to the fourth quarter of 2022 but were approximately 19% higher compared to the first quarter of 2022.
•	Average natural gas processing volumes for the first quarter of 2023 were approximately 3% lower compared to the fourth quarter of 2022 but were approximately 21% higher compared to the first quarter of 2022.
•	The previously announced CO2 capture project with BKV Corp. is progressing ahead of schedule with an in-service date expected early in the fourth quarter of 2023.

First Quarter 2023 Webcast Details

EnLink will host a webcast and conference call to discuss first quarter 2023 results on May 3, 2023, at 8 a.m. Central time. The conference call will be broadcast via an internet webcast, which can be accessed on the Investors page of EnLink’s website at investors.enlink.com. Interested parties can access an archived replay of the webcast on EnLink’s website for at least 90 days following the event.

About the EnLink Midstream Companies

Headquartered in Dallas, EnLink Midstream (NYSE: ENLC) provides integrated midstream infrastructure services for natural gas, crude oil, condensate, and NGLs, as well as CO2 transportation for carbon capture and sequestration (CCS). Our large-scale, cash-flow-generating asset platforms are in premier production basins and core demand centers, including the Permian Basin, Louisiana, Oklahoma, and North Texas. EnLink is focused on maintaining the financial flexibility and operational excellence that enables us to strategically grow and create sustainable value. Visit www.enlink.com to learn how EnLink connects energy to life.

Non-GAAP Financial Information

This press release contains non-generally accepted accounting principles financial measures that we refer to as adjusted EBITDA and free cash flow after distributions (FCFAD).

We define adjusted EBITDA as net income (loss) plus (less) interest expense, net of interest income; depreciation and amortization; impairments; (income) loss from unconsolidated affiliate investments; distributions from unconsolidated affiliate investments; (gain) loss on disposition of assets; (gain) loss on extinguishment of debt; unit-based compensation; income tax expense (benefit); unrealized (gain) loss on commodity derivatives; costs associated with the relocation of processing facilities; accretion expense associated with asset retirement obligations; transaction costs; non-cash expense related to changes in the fair value of contingent consideration; (non-cash rent); and (non-controlling interest share of adjusted EBITDA from joint ventures).

We define free cash flow after distributions as adjusted EBITDA, net to ENLC, plus (less) (growth and maintenance capital expenditures, excluding capital expenditures that were contributed by other entities and relate to the non-controlling interest share of our consolidated entities); (interest expense, net of interest income); (distributions declared on common units); (accrued cash distributions on Series B Preferred Units and Series C Preferred Units paid or expected to be paid); (payment to redeem mandatorily redeemable non-controlling interest); (costs associated with the relocation of processing facilities); non-cash interest (income)/expense; (contributions to investment in unconsolidated affiliates); (payments to terminate interest rate swaps); (current income taxes); and proceeds from the sale of equipment and land.

EnLink believes these measures are useful to investors because they may provide users of this financial information with meaningful comparisons between current results and previously-reported results and a meaningful measure of the company’s cash flow after it has satisfied the capital and related requirements of its operations. In addition, adjusted EBITDA is used as a metric in our short-term incentive program for compensating employees and in our performance awards for executives.

Adjusted EBITDA and free cash flow after distributions, as defined above, are not measures of financial performance or liquidity under GAAP. They should not be considered in isolation or as an indicator of EnLink’s performance. Furthermore, they should not be seen as a substitute for metrics prepared in accordance with GAAP. Reconciliations of these measures to their most directly comparable GAAP measures are included in the following tables. See ENLC’s filings with the Securities and Exchange Commission for more information.

Other definitions and explanations of terms used in this press release:

Segment profit (loss) is defined as revenues, less cost of sales (exclusive of operating expenses and depreciation and amortization), less operating expenses. Segment profit (loss) includes non-cash compensation expenses reflected in operating expenses. See “Item 8. Financial Statements and Supplementary Data - Note 15 - Segment Information” in ENLC’s Annual Report on Form 10-K for the year ended December 31, 2022, and, when available, “Item 1. Financial Statements - Note 14—Segment Information” in ENLC’s Quarterly Report on Form 10-Q for the three months ended March 31, 2023, for further information about segment profit (loss).

The Ascension JV is a joint venture between a subsidiary of EnLink and a subsidiary of Marathon Petroleum Corporation in which EnLink owns a 50% interest and Marathon Petroleum Corporation owns a 50% interest. The Ascension JV, which began operations in April 2017, owns an NGL pipeline that connects EnLink’s Riverside fractionator to Marathon Petroleum Corporation’s Garyville refinery.

The Delaware Basin JV is a joint venture between EnLink and an affiliate of NGP Natural Resources XI, L.P. (“NGP”) in which EnLink owns a 50.1% interest and NGP owns a 49.9% interest. The Delaware Basin JV, which was formed in August 2016, owns the Lobo processing facilities and the Tiger processing plant located in the Delaware Basin in Texas.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. his press release contains forward-looking statements within the meaning of the federal securities laws. Although these statements reflect the current views, assumptions and expectations of our management, the matters addressed herein involve certain assumptions, risks and uncertainties that could cause actual activities, performance, outcomes and results to differ materially from those indicated herein. Therefore, you should not rely on any of these forward-looking statements. All statements, other than statements of historical fact, included in this press release constitute forward-looking statements, including but not limited to statements identified by the words “forecast,” “may,” “believe,” “will,” “should,” “plan,” “predict,” “anticipate,” “intend,” “estimate,” “expect,” “continue,” and similar expressions. Such forward-looking statements include, but are not limited to, statements about guidance, projected or forecasted financial and operating results, future results or growth of our CCS business, expected financial and operations results associated with certain projects, acquisitions, or growth capital expenditures, future operational results of our customers, results in certain basins, cost savings or operational, environmental, and climate change initiatives, profitability, financial or leverage metrics, the impact of weather-related events on us and our financial results and operations, our future capital structure and credit ratings, objectives, strategies, expectations, and intentions, and other statements that are not historical facts. Factors that could result in such differences or otherwise materially affect our financial condition, results of operations, or cash flows include, without limitation (a) potential conflicts of interest of Global Infrastructure Partners (“GIP”) with us and the potential for GIP to compete with us or favor GIP’s own interests to the detriment of our other unitholders, (b) adverse developments in the midstream business that may reduce our ability to make distributions, (c) competition for crude oil, condensate, natural gas, and NGL supplies and any decrease in the availability of such commodities, (d) decreases in the volumes that we gather, process, fractionate, or transport, (e) our ability or our customers’ ability to receive or renew required government or third party permits and other approvals, (f) increased federal, state, and local legislation, and regulatory initiatives, as well as government reviews relating to hydraulic fracturing resulting in increased costs and reductions or delays in natural gas production by our customers, (g) climate change legislation and regulatory initiatives resulting in increased operating costs and reduced demand for the natural gas and NGL services we provide, (h) changes in the availability and cost of capital, (i) volatile prices and market demand for crude oil, condensate, natural gas, and NGLs that are beyond our control, (j) our debt levels could limit our flexibility and adversely affect our financial health or limit our flexibility to obtain financing and to pursue other business opportunities, (k) operating hazards, natural disasters, weather-related issues or delays, casualty losses, and other matters beyond our control, (l) reductions in demand for NGL products by the petrochemical, refining, or other industries or by the fuel markets, (m) our dependence on significant customers for a substantial portion of the natural gas and crude that we gather, process, and transport, (n) construction risks in our major development projects, (o) challenges we may face in connection with our strategy to enter into new lines of business related to the energy transition, (p) the impact of the coronavirus (COVID-19) pandemic (including the impact of any new variants of the virus) and similar pandemics, (q) impairments to goodwill, long-lived assets and equity method investments, and (r) the effects of existing and future laws and governmental regulations, and other uncertainties. These and other applicable uncertainties, factors, and risks are described more fully in EnLink Midstream, LLC’s filings with the Securities and Exchange Commission, including EnLink Midstream, LLC’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. EnLink Midstream, LLC assumes no obligation to update any forward-looking statements.

The EnLink management team based the forecasted financial information included herein on certain information and assumptions, including, among others, the producer budgets / forecasts to which EnLink has access as of the date of this press release and the projects / opportunities expected to require capital expenditures as of the date of this press release. The assumptions, information, and estimates underlying the forecasted financial information included in the guidance information in this press release are inherently uncertain and, though considered reasonable by the EnLink management team as of the date of its preparation, are subject to a wide variety of significant business, economic, and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the forecasted financial information. Accordingly, there can be no assurance that the forecasted results are indicative of EnLink’s future performance or that actual results will not differ materially from those presented in the forecasted financial information. Inclusion of the forecasted financial information in this press release should not be regarded as a representation by any person that the results contained in the forecasted financial information will be achieved.

EnLink Midstream, LLC

Selected Financial Data

(All amounts in millions except per unit amounts)

(Unaudited)

	Three Months Ended March 31,
	2023	2022
Total revenues	$1,767.5	$2,227.7

Operating costs and expenses:
Cost of sales, exclusive of operating expenses and depreciation and amortization (1)	1,271.9	1,794.5
Operating expenses	132.4	120.9
Depreciation and amortization	160.4	152.9
(Gain) loss on disposition of assets	(0.4)	5.1
General and administrative	29.5	29.0
Total operating costs and expenses	1,593.8	2,102.4
Operating income	173.7	125.3
Other income (expense):
Interest expense, net of interest income	(68.5)	(55.1)
Loss from unconsolidated affiliate investments	(0.1)	(1.1)
Other income	—	0.1
Total other expense	(68.6)	(56.1)
Income before non-controlling interest and income taxes	105.1	69.2
Income tax expense	(10.9)	(3.2)
Net income	94.2	66.0
Net income attributable to non-controlling interest	36.0	30.8
Net income attributable to ENLC	$58.2	$35.2
Net income attributable to ENLC per unit:
Basic common unit	$0.12	$0.07
Diluted common unit	$0.12	$0.07

Weighted average common units outstanding (basic)	468.9	484.0
Weighted average common units outstanding (diluted)	473.3	490.6

(1)	Includes related party cost of sales of $1.5 million and $10.6 million for the three months ended March 31, 2023 and 2022, respectively.

EnLink Midstream, LLC

Reconciliation of Net Income to Adjusted EBITDA

(All amounts in millions)

(Unaudited)

	Three Months Ended March 31,
	2023	2022
Net income	$94.2	$66.0
Interest expense, net of interest income	68.5	55.1
Depreciation and amortization	160.4	152.9
Loss from unconsolidated affiliate investments	0.1	1.1
Distributions from unconsolidated affiliate investments	0.1	0.2
(Gain) loss on disposition of assets	(0.4)	5.1
Unit-based compensation	4.0	6.6
Income tax expense	10.9	3.2
Unrealized loss on commodity derivatives	1.4	15.1
Costs associated with the relocation of processing facilities (1)	0.4	11.3
Other (2)	0.3	0.3
Adjusted EBITDA before non-controlling interest	339.9	316.9
Non-controlling interest share of adjusted EBITDA from joint ventures (3)	(16.2)	(12.6)
Adjusted EBITDA, net to ENLC	$323.7	$304.3

(1)	Represents cost incurred that are not part of our ongoing operations related to the relocation of equipment and facilities from the Thunderbird processing plant in the Oklahoma segment to the Permian segment, where it is operating as the Phantom processing plant. The Phantom processing plant began operations in October 2022.

(2)	Includes transaction costs, non-cash expense related to changes in the fair value of contingent consideration, accretion expense associated with asset retirement obligations, and non-cash rent, which relates to lease incentives pro-rated over the lease term.

(3)	Non-controlling interest share of adjusted EBITDA from joint ventures includes NGP Natural Resources XI, L.P. (“NGP”)’s 49.9% share of adjusted EBITDA from the Delaware Basin JV and Marathon Petroleum Corporation’s 50% share of adjusted EBITDA from the Ascension JV.

EnLink Midstream, LLC

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

and Free Cash Flow After Distributions

(All amounts in millions except ratios and per unit amounts)

(Unaudited)

Three Months Ended March 31,
2023	2022
Net cash provided by operating activities	$272.1	$307.7
Interest expense (1)	67.0	53.7
Utility credits redeemed (2)	(1.4)	(5.6)
Accruals for settled commodity derivative transactions	—	(2.2)
Distributions from unconsolidated affiliate investment in excess of earnings	0.1	0.2
Costs associated with the relocation of processing facilities (3)	0.4	11.3
Other (4)	0.1	1.7
Changes in operating assets and liabilities which (provided) used cash:
Accounts receivable, accrued revenues, inventories, and other	(169.4)	172.7
Accounts payable, accrued product purchases, and other accrued liabilities	171.0	(222.6)
Adjusted EBITDA before non-controlling interest	339.9	316.9
Non-controlling interest share of adjusted EBITDA from joint ventures (5)	(16.2)	(12.6)
Adjusted EBITDA, net to ENLC	323.7	304.3
Growth capital expenditures, net to ENLC (6)	(92.7)	(40.5)
Maintenance capital expenditures, net to ENLC (6)	(14.2)	(13.9)
Interest expense, net of interest income	(68.5)	(55.1)
Distributions declared on common units	(58.7)	(55.5)
ENLK preferred unit accrued cash distributions (7)	(23.6)	(23.5)
Costs associated with the relocation of processing facilities (3)	(0.4)	(11.3)
Contribution to investment in unconsolidated affiliates	(49.7)	—
Payment to redeem mandatorily redeemable non-controlling interest (8)	(10.5)	—
Other (9)	0.3	0.4
Free cash flow after distributions	$5.7	$104.9

Actual declared distribution to common unitholders	$58.7	$55.5
Distribution coverage	3.50	x	3.83	x
Distributions declared per ENLC unit	$0.1250	$0.1125

(1)	Net of amortization of debt issuance costs, net discount of senior unsecured notes, and designated cash flow hedge, which are included in interest expense but not included in net cash provided by operating activities, and non-cash interest income, which is netted against interest expense but not included in adjusted EBITDA.

(2)	Under our utility agreements, we are entitled to a base load of electricity and pay or receive credits, based on market pricing, when we exceed or do not use the base load amounts. Due to Winter Storm Uri, we received credits from our utility providers based on market rates for our unused electricity. These utility credits are recorded as “Other current assets” on our consolidated balance sheets and amortized as we incur utility expenses.

(3)	Represents cost incurred that are not part of our ongoing operations related to the relocation of equipment and facilities from the Thunderbird processing plant in the Oklahoma segment to the Permian segment, where it is operating as the Phantom processing plant. The Phantom processing plant began operations in October 2022.

(4)	Includes transaction costs, current income tax expense, and non-cash rent, which relates to lease incentives pro-rated over the lease term.

(5)	Non-controlling interest share of adjusted EBITDA from joint ventures includes NGP’s 49.9% share of adjusted EBITDA from the Delaware Basin JV and Marathon Petroleum Corporation’s 50% share of adjusted EBITDA from the Ascension JV.

(6)	Excludes capital expenditures that were contributed by other entities and relate to the non-controlling interest share of our consolidated entities.

(7)	Represents the cash distributions earned by the Series B Preferred Units and Series C Preferred Units, which are not available to common unitholders.

(8)	In January 2023, we settled the redemption of the mandatorily redeemable non-controlling interest in one of our non-wholly owned subsidiaries.

(9)	Includes current income tax expense and proceeds from the sale of surplus or unused equipment and land, which occurred in the normal operation of our business.

EnLink Midstream, LLC

Operating Data

(Unaudited)

	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
Midstream Volumes:
Permian Segment
Gathering and Transportation (MMBtu/d)	1,683,700	1,584,700	1,347,100
Processing (MMBtu/d)	1,560,700	1,475,900	1,256,300
Crude Oil Handling (Bbls/d)	142,600	141,800	150,700
Louisiana Segment
Gathering and Transportation (MMBtu/d)	2,693,500	3,113,900	2,497,700
Crude Oil Handling (Bbls/d)	18,300	17,600	15,900
NGL Fractionation (Gals/d)	7,690,000	7,971,200	8,033,900
Brine Disposal (Bbls/d)	3,000	2,900	3,000
Oklahoma Segment
Gathering and Transportation (MMBtu/d)	1,178,400	1,071,500	1,000,700
Processing (MMBtu/d)	1,164,300	1,085,000	1,029,500
Crude Oil Handling (Bbls/d)	27,200	28,400	23,800
North Texas Segment
Gathering and Transportation (MMBtu/d)	1,617,100	1,704,300	1,364,000
Processing (MMBtu/d)	744,600	764,900	614,300